Exhibit 3.125

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “VECTORSGI, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “STERLING SOFTWARE (NORTHERN AMERICA), INC.” TO “STERLING COMMERCE (NORTHERN AMERICA), INC.”, FILED THE FOURTH DAY OF MARCH, A.D. 1996, AT 2:48 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF APRIL, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2000, AT 9:05 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “STERLING COMMERCE (NORTHERN AMERICA), INC.” TO “VECTORSGI, INC.”, FILED THE TWELFTH DAY OF SEPTEMBER, A.D. 2003, AT 2:09 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2004, AT 3:12 O’CLOCK P.M.

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2004, AT 11:59 O’CLOCK P.M.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STERLING SOFTWARE (NORTHERN AMERICA), INC.

Pursuant to the provisions of Section 245 of the Delaware General Corporation Law (the “DGCL”), Sterling Software (Northern America, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

l. The name of the Company is Sterling Software (Northern America), Inc.

2. The original Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on February 14, 1983, under the name of Directions Acquisition Corporation.

3. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

4. The text of the Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

The name of the corporation is Sterling Commerce (Northern America), Inc.

ARTICLE II.

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock having a par value of $.01 per share. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each 10 shares of Common Stock then outstanding will automatically and without further action on the part of any person or entity be changed into one fully paid and nonassessable share of Common Stock.

Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of the corporation. Any bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws.

ARTICLE VI.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

ARTICLE VII.

To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VII shall not adversely affect any right or protection of a director of the corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeal.

ARTICLE VIII.

Each person who is or was a director or officer of the corporation, and each such director or officer who is or was serving at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of Delaware or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or otherwise different than that provided in this Article VIII or the General Corporation Law of Delaware, and any such agreement approved by the Board of Directors shall be a valid and binding obligation of the corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption, shall affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

This Amended and Restated Certificate of Incorporation shall be effective on the date of its filing with the Secretary of State of the State of Delaware.

EXECUTED effective as of March 4, 1996.

STERLING SOFTWARE (NORTHERN AMERICA), INC.

By:	/s/ Albert K. Hoover
Albert K. Hoover, Vice President

ATTEST:

/s/ Steven P. Shiflet
Steven P. Shiflet,
Assistant Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

STERLING COMMERCE (NORTHERN AMERICA), INC.

The Board of Directors of: STERLING COMMERCE (NORTHERN AMERICA), INC. a Corporation of the State of Delaware, on this 30th day of March, A.D. 1998, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

STERLING COMMERCE (NORTHERN AMERICA), INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Dennis P. Burnes, Assistant Secretary, this 30th day of March A.D. 1998.

/s/ Dennis P. Burnes
Authorized Officer
Assistant Secretary
Dennis P. Burnes

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

STERLING COMMERCE (NORTH WEST), INC.

INTO

STERLING COMMERCE (NORTHERN AMERICA), INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

Sterling Commerce (Northern America), Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (“Parent Corporation”), DOES HEREBY CERTIFY THAT:

1. The Parent Corporation owns all of the issued and outstanding capital stock of Sterling Commerce (North West), Inc., a Delaware corporation (“Subsidiary Corporation”).

2. The Subsidiary Corporation is hereby merged (“Merger”) into the Parent Corporation, with the Parent Corporation being the surviving corporation, pursuant to the following resolutions of the Board of Directors of the Parent Corporation, duly adopted by unanimous written consent without a meeting on December 15, 2000, which resolutions approve the merger of the Parent Corporation with the Subsidiary Corporation.

WHEREAS, the Corporation desires to merge (“Merger”) with its subsidiary, Sterling Commerce (North West), Inc., a Delaware corporation (“Subsidiary Corporation”);

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, in all respects, approved;

FURTHER RESOLVED, that upon the effective time of the Merger, each share of the Subsidiary Corporation’s capital stock owned by the Corporation immediately prior to the merger shall be, upon consummation of the merger, cancelled and the Corporation shall be the surviving corporation of the Merger;

FURTHER RESOLVED, that the appropriate officer or officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file a Certificate of Ownership and Merger as provided pursuant to Section 253 of the Delaware General Corporation Law and to execute and file such other documents, instruments and agreements, and to perform any and all other acts that he or they may, in such officers’ sole and absolute discretion, deem necessary or desirable to consummate the Merger;

FURTHER RESOLVED, that any one or more of the officers of the Corporation be, and hereby are, authorized, empowered and directed to take all such further action, to execute and deliver all such further agreements, instruments and other documents, in the name and on behalf of the Corporation, and to pay all such fees and expenses which shall in their judgment be necessary, proper or advisable in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, including the consummation of the Merger; and

FURTHER RESOLVED, that any and all actions heretofore taken by any of the officers of the Corporation in connection with the matters approved in the foregoing resolutions, and any matters related or incidental thereto, are hereby ratified, confirmed and approved in all respects.

3. The proposed Merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Parent Corporation in accordance with the laws of the State of Delaware.

[SIGNATURE TO FOLLOW]

2

IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed as of December 15, 2000, by a duly authorized officer, declaring that the facts stated herein are true.

STERLING COMMERCE (NORTHERN AMERICA), INC.

By:	/s/ Dennis Byrnes
Name:	Dennis Byrnes
Title:	Vice President

3

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

STERLING COMMERCE (NORTHERN AMERICA), INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 10TH day of AUGUST, 2001.

STERLING COMMERCE (NORTHERN AMERICA), INC.

/s/ MICHAEL MEYER
MICHAEL MEYER, VICE PRESIDENT

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

STERLING COMMERCE (NORTHERN AMERICA), INC.

Sterling Commerce (Northern America), Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

1. The Company filed its original Certificate of Incorporation with the Secretary of State of Delaware on February 14, 1983. The Amended and Restated Certificate of Incorporation was filed on March 4, 1996.

2. Article I of the Amended and Restated Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

“The name of the Company is VECTORsgi, Inc.”

3. The foregoing amendment was declared advisable and proposed to the Company’s stockholders by resolutions adopted by unanimous written consent of the Board of Directors dated September 11, 2003.

4. That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have approved the amendment by written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

5. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Sterling Commerce (Northern America), Inc. has caused this certificate to be signed by Sydney Hicks, its President and Chief Executive Officer, this 11th day of September, 2003.

STERLING COMMERCE (NORTHERN AMERICA), INC.

By:	/s/ Sydney Hicks
Name:	Sydney Hicks
Title:	President and Chief Executive Officer

CERTIFICATE OF OWNERSHIP AND MERGER

OF VECTORsgi HOLDINGS, INC.

WITH AND INTO

VECTORsgi, INC.

VECTORsgi Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Corporation owns 100% of the outstanding shares of each class of stock of VECTORsgi, Inc., a corporation organized and existing under the laws of the State of Delaware (“Vector”).

SECOND: That the Corporation, by unanimous written consent of the Corporation’s Board of Directors and stockholders, dated November 22, 2004, adopted the following resolutions to approve and effect the merger of the Corporation into Vector pursuant to Section 253 of the Delaware General Corporation Law:

RESOLVED, that, upon the terms set forth below, and in accordance with the Delaware General Corporation Law, at the effective time of the Merger, the Corporation shall be merged with and into Vector (the “Merger”), and, as a result of the Merger, the separate corporate existence of the Corporation shall cease and Vector shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

FURTHER RESOLVED, that the terms and conditions of the Merger shall be as follows:

1. At the effective time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Delaware General Corporation Law. Without limiting the generality of, and subject to the provisions of, the Delaware General Corporation Law, at the effective time of the Merger, all of the property, interests, assets, rights, privileges, immunities, powers and franchises of the Corporation shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Corporation shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

2. At the effective time of the Merger, the Certificate of Incorporation of VECTORsgi, Inc. shall be amended and restated in its entirety as reflected in Exhibit A to this Certificate of Ownership and Merger in accordance with the Delaware General Corporation Law. At the effective time of the Merger, the By-Laws of the Corporation shall be the By-Laws of the Surviving Corporation.

3. The directors of the Corporation immediately prior to the effective time of the Merger shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Amended and Restated Certificate of Incorporation and the By-Laws of the Surviving Corporation, and the officers of the Corporation immediately prior to the effective time of the Merger shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

4. At the effective time of the Merger, the Surviving Corporation shall issue a pro rata number of shares of the Surviving Corporation’s $.001 par value common stock to the holders of the common stock of the parent corporation upon surrender of a certificate or certificates which immediately prior to the effective time of the Merger represented outstanding shares of the parent corporation’s stock. At the effective time of the Merger, each outstanding share of stock of Vector shall be canceled, retired and cease to exist.

FURTHER RESOLVED, that officers of the Corporation be, and any one or more of them hereby are, authorized and directed, for and on behalf of the Corporation, to make and execute a Certificate of Ownership and Merger setting forth a copy of the foregoing resolutions providing for the Merger of the Corporation with and into Vector, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may otherwise be necessary or advisable to effect the Merger.

THIRD: The Merger shall be effective at 11:59 p.m. Eastern Time on November 22, 2004.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Paul T. Danola, its Chairman, as of the 22nd day of November, 2004.

VECTORsgi HOLDINGS, INC.

BY	/s/ Paul T. Danola
Paul T. Danola, Chairman

2

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VECTORsgi, INC.

FIRST: The name of the Corporation is VECTORsgi, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The aggregate number of shares which the Corporation shall be authorized to issue is 3,000 shares consisting of one class only, designated as “Common Stock” with a par value of $.001 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

SIXTH: The stockholders of the Corporation may elect directors either by ballot as set forth in section 211(e) of the Delaware General Corporation Law or by written consent in accordance with section 228 of the Delaware General Corporation Law.

SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided that this Article shall not eliminate or limit the liability of a person who is or was a director for any breach of the director’s duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for conduct that is the subject of section 174 of the Delaware General Corporation Law or for any transaction from which such person derived an improper personal benefit. This Article shall be effective only as to acts or omissions occurring on or after the effective date of this Amended and Restated Certificate of Incorporation.